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                                                                    Exhibit 5.1



                                  July 3, 1996

                                                                  (215) 569-5514



The Board of Directors
First Home Bancorp Inc.
125 South Broadway
Pennsville, NJ 08070-0189

Gentlemen:

         We have acted as counsel to First Home Bancorp Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of the Company of up to 405,128 shares of common stock, no par value (the "Common Stock"). The Common Stock being registered for issuance is in connection with the Company's Employee Stock Compensation Program, 1994 Stock Option Plan for Non-Employee Directors and 1996 Employee Stock Option Plan (the "Plans").

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. We have assumed and relied, as to questions of fact and mixed questions of fact and law, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

         Based upon the foregoing, we are of the opinion that the Common Stock, when issued pursuant to the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.




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The Board of Directors
First Home Bancorp Inc.
July 3, 1996
Page -2-




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,



                                            BLANK ROME COMISKY & MCCAULEY

BHG\rg\c




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                                   EXHIBIT "A"

1. The Company's Certificate of Incorporation, as filed with the Secretary of the State of New Jersey on February 21, 1996.

2.    The Company's Bylaws dated February 21, 1996.

3.    The Company's minute book through the date hereof.

4.    The Company's Plans.